PRESS RELEASE

US MEDIA CONTACT:	UK MEDIA CONTACT:
Mary Ellen Ynes	Tillman Braun
A&R Edelman	Braun PR
650-762-2849	0+44 (0) 20 7720 9582
mynes@ar-edelman.com	braun@braunpr.com
Leading Mobile Service Provider in Asia Pacific Region Chooses Intervoice to
Differentiate from the Competition
Subscribers and Provider Both to Benefit from Migration to SIP-supported
Media Exchange and Expanded SMS Capacity
DALLAS, February 18, 2008 – Intervoice, Inc. (NASDAQ: INTV) announced today that in a strategic move to differentiate itself from the competition, a mobile service provider that serves Australasia is migrating its network to Media Exchange , expanding its Short Message Service (SMS) capacity and adding new payment features to its platform. The value of this order is currently estimated to be worth $4.1 million. Citing competitive issues, the client requested anonymity in this announcement.
This migration and expansion will benefit both the service provider and its subscribers. Migrating to Media Exchange will enable the provider to establish a standards-based, SIP-supported foundation for its network that will ease the integration of future applications and simplify the transition from TDM to an IP or IMS network. The SMS expansion will allow this provider to take advantage of more revenue opportunities such as utilizing SMS to offer new diverse marketing campaigns to subscribers. While in turn, this migration and expansion will benefit subscribers by giving them a single access point for all self-service applications and additional payment features, including IP billing. These new payment features will provide powerful differentiation for the provider in their marketplace.
“This service provider continues to benefit from Intervoice’s consistent focus on offering flexible solutions for more customer-driven operations that improve the overall customer experience. As Intervoice continues to develop its standards-based applications and platform, both enterprises and service providers alike can benefit,” said Frank Sherlock, SVP and Managing Director, Intervoice Ltd. “The lines are blurring, creating an easier environment for open standards and software-based applications to evolve and transcend environments. We applaud our customers’ decisions to select future-proven technology to stay ahead of their competition.”

Intervoice said it is not unusual for the Company to receive large contracts. This contract or any large contract is not necessarily indicative of the Company’s revenues or earnings for any fiscal quarter. Intervoice currently anticipates recognizing revenue on this contract commencing with its fiscal quarter ending May 2008 and continuing through its fiscal quarter ending November 2008
About Intervoice
Intervoice is a world leader in delivering natural, intuitive ways for people to interact, transact and communicate. Intervoice software and professional services enable innovative voice portal, IP contact center, hosted and mobile messaging and self-service applications. More than 5,000 customers in 80 countries have relied on Intervoice, including many of the world’s leading financial and healthcare institutions, telecommunications companies, utilities, and governments. For more information, visit www.intervoice.com.
Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward–looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.